UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: December 30, 2005

Simtek Corporation

(Exact Name of Registrant as Specified in Charter)

Colorado	0-19027	84-1057605
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification #)

4250 Buckingham Dr. #100, Colorado Springs, CO 80907

(Address of Principal Executive Office)

(719) 531-9444

(Registrant’s telephone number, including area code)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On December 30, 2005, Simtek Corporation (“Simtek”) closed its previously announced acquisition from Zentrum Mikroelektronik Dresden AG (“ZMD”) of certain assets related to ZMD’s nvSRAM product line (the “ZMD Asset Acquisition”). On that same date and in connection with the ZMD Asset Acquisition, which is described in more detail below, Simtek and ZMD entered into a number of agreements including a License Agreement (the “New License Agreement”). Pursuant to the New License Agreement, ZMD assigned its rights in certain patents devoted to nvSRAM to Simtek and Simtek licensed to ZMD the right to use Simtek’s silicon-oxide-nitride-oxide-silicon (SONOS)-based nvSRAM technology for embedded functions in ZMD’s non-competing mixed signal and analog Application Specific Integrated Circuit (ASIC), System on Chip (SoC) and Application Specific Standard Product (ASSP) products. The licenses granted pursuant to the New License Agreement are perpetual, non-exclusive, royalty-free and unlimited. No fees or payments are due to either party under the New License Agreement. The New License Agreement shall remain in effect on a country-by-country basis until all patents, trade secrets, and any other proprietary and legal rights subject thereto have expired or ended, unless terminated earlier by either party following a breach by the other party that remains uncured after 30 days’ written notice.

On the same date, Simtek and ZMD executed a Non-Competition and Non-Solicitation Agreement (the “NC Agreement”) whereby, for a period of five years from the closing, ZMD is prohibited from competing with certain of Simtek’s products and from hiring employees of Simtek in certain situations. The parties also executed a Registration Rights Agreement (the “ZMD RR Agreement”) whereby Simtek agreed to register under the Securities Act of 1933, as amended (the “Securities Act”), for resale, subject to certain limitations, the shares issued to ZMD pursuant to the ZMD Asset Acquisition. ZMD and Simtek have been parties to various product license arrangements and cooperation agreements for over the last 11 years. Copies of the New License Agreement, NC Agreement and ZMD RR Agreement are included as exhibits to this filing and the foregoing descriptions of the New License Agreement, NC Agreement and ZMD RR Agreement are qualified in their entirety by the text of the respective agreements.

On December 30, 2005, Simtek closed the sale of 68,750,000 shares of its common stock for an aggregate purchase price of $11,000,000, pursuant to the terms of the Securities Purchase Agreement dated as of December 30, 2005 (the “Purchase Agreement”), among Simtek and Crestview Capital Master LLC, as lead investor, Renaissance Capital Growth & Income Fund III, Inc., Renaissance US Growth Investment Trust PLC, BFSUS Special Opportunities Trust PLC, SF Capital Partners Ltd., Straus Partners, LP, Straus GEPT Partners, LP and various other individual and institutional investors (the “Purchasers”). Simtek used the majority of the proceeds of this offering to fund the ZMD Asset Acquisition. Simtek and the Purchasers also executed a registration rights agreement (the “RR Agreement”), pursuant to which Simtek has agreed to register under the Securities Act the resale by the Purchasers of the shares issued to them. Simtek is a party with certain of the Purchasers to previous financing agreements: (a) Renaissance Capital Growth & Income Fund III, Inc., Renaissance US Growth Investment Trust PLC, and BFSUS Special Opportunities Trust PLC (the “Renaissance Entities”) acquired convertible debentures from Simtek in 2002 and common stock and warrants from Simtek in 2003; and (b) SF Capital Partners Ltd. acquired common stock and warrants from Simtek in 2004. Forms of the Purchase Agreement and RR Agreement are included as exhibits to this filing. Robert Pearson, a director of Simtek, is also a

Senior Vice President of RENN Capital Group, Inc., which is an affiliate of the Renaissance Entities. As a condition to the closing of the Purchase Agreement, (c) instead of lowering the conversion price of the 2002 convertible debentures, as required by the terms of the 2002 convertible debentures, to $0.16 per share as a result of the $11,000,000 investment by the Purchasers at $0.16 per share, Simtek and the Renaissance Entities agreed that the conversion price would only be lowered to $0.22 per share as a result of the $11,000,000 investment, and (d) Simtek and the entities that purchased common stock and warrants from Simtek in October 2004, including Bluegrass Growth Fund LP, Bluegrass Growth Fund LTD and SF Capital Partners Ltd. (the “October 2004 Purchasers”), agreed that in exchange for the October 2004 Purchasers waiving certain participation rights held by them in connection with the $11,000,000 investment, the exercise price of the warrants issued to the October 2004 Purchasers in October 2004 would be repriced at $0.265 per share.

The description of the transaction described in this report does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement (and the exhibits thereto). The Purchase Agreement (and the exhibits thereto) are included to provide investors and security holders with information regarding their terms. They are not intended to provide any other factual information about Simtek or the Purchasers. The Purchase Agreement contains representations and warranties the parties thereto made to and solely for the benefit of each other. The assertions embodied in those representations and warranties are qualified by information in confidential disclosure schedules that the parties have exchanged in connection with signing the Purchase Agreement. Accordingly, investors and security holders should not rely on the representations and warranties as characterizations of the actual state of facts, since they were only made as of the date of the Purchase Agreement and are modified in important part by the underlying disclosure schedules. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in Simtek’s public disclosures.

Item 1.02	Termination of a Material Definitive Agreement

Upon the closing of the ZMD Asset Acquisition, ZMD and Simtek terminated (to the extent not already terminated) their Product License Development and Support Agreement (the “Product License Agreement”) and various Cooperation Agreements functioning as amendments to the Product License Agreement. The Product License Agreement provided for the joint development of certain products by Simtek and ZMD and the licensing of certain products and intellectual property from Simtek to ZMD.

Item 2.01	Completion of Acquisition or Disposition of Assets

On December 30, 2005, Simtek completed the ZMD Asset Acquisition pursuant to which it purchased from ZMD its finished nonvolatile static random access memory (nvSRAM) product inventory and certain intellectual property assets and licenses related to ZMD’s nvSRAM product line. Simtek paid the purchase price with $8 million in cash and the issuance of 6,260,713 shares of its common stock.

Item 3.02	Unregistered Sales of Equity Securities.

On December 30, 2005, Simtek issued to ZMD 6,260,713 shares of Simtek common stock as partial payment for the assets it acquired from ZMD. This issuance of common stock is exempt from registration pursuant to Rules 506 and 901 promulgated under, and Section 4(2) of, the Securities Act, as ZMD is a sophisticated, accredited investor, there was no general solicitation and ZMD had access to material information of Simtek.

On same date, Simtek issued to the Purchasers, who are sophisticated individual and institutional investors, a total of 68,750,000 shares of Simtek common stock for an aggregate price of $11,000,000. The issuance of the common stock is exempt from registration pursuant to Rule 506 promulgated under, and Section 4(2) of, the Securities Act as the Purchasers are all sophisticated, accredited investors, there was no general solicitation and Purchasers had access to material information of Simtek.

Item 8.01	Other Events

On January 3, 2006, Simtek issued a press release containing the following forward-looking information: “In light of the financing and the strategic ZMD transaction, Simtek’s Board of Directors has discussed a reverse stock split in order to bring the number of issued and outstanding shares into the range of 10 million to 20 million and potentially re-incorporating Simtek as a Delaware corporation. Any such reverse stock split or re-incorporation will comply with applicable law and Simtek’s charter documents.” A complete copy of such press release is included as an exhibit to this filing and such press release contains important information about forward-looking statements.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
10.1	Form of License Agreement dated December 30, 2005, between Simtek and ZMD.*

10.2	Form of Non-Competition and Non-Solicitation Agreement dated December 30, 2005, between Simtek and ZMD.*

10.3	Form of Registration Rights Agreement dated December 30, 2005, between Simtek and ZMD.*

10.4	Form of Securities Purchase Agreement dated as of December 30, 2005, among Simtek and the Purchasers.

10.5	Form of Registration Rights Agreement dated December 30, 2005, among Simtek and the Purchasers.

99.1	Press release of Simtek, dated January 3, 2006.

*	These documents are incorporated by reference from the exhibits attached to the Asset Purchase Agreement filed as an exhibit to Simtek’s Form 8-K dated December 7, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIMTEK CORPORATION

By:	/S/ HAROLD A. BLOMQUIST
Harold A. Blomquist, President and Chief
Executive Officer

January 3, 2006

EXHIBIT INDEX

Exhibit Number	Description
10.1	License Agreement dated December 30, 2005, between Simtek and ZMD.*

10.2	Non-Competition and Non-Solicitation Agreement dated December 30, 2005, between Simtek and ZMD.*

10.3	Registration Rights Agreement dated December 30, 2005, between Simtek and ZMD.*

10.4	Form of Securities Purchase Agreement dated as of December 30, 2005, among Simtek and the Purchasers.

10.5	Form of Registration Rights Agreement dated December 30, 2005, among Simtek and the Purchasers.

99.1	Press release of Simtek, dated January 3, 2006.

*	These documents are incorporated by reference from the forms attached as exhibits to the Asset Purchase Agreement filed as an exhibit to Simtek’s Form 8-K dated December 7, 2005.